                               BOOKS AND RECORDS

                  LINCOLN NATIONAL VARIABLE ANNUITY ACCOUNT H

         RULES UNDER SECTION 31 OF THE INVESTMENT COMPANY ACT OF 1940

    Records to Be Maintained by Registered Investment Companies, Certain Majority-Owned Subsidiaries Thereof, and Other Persons Having Transactions with
                       Registered Investment Companies.

Reg. 270.31a-1. (a) Every registered investment company, and every underwriter, broker, dealer, or investment advisor which is a majority-owned subsidiary of such a company, shall maintain and keep current the accounts, books, and other documents relating to its business which constitute the record forming the basis for financial statements required to be filed pursuant to Section 30 of the Investment Company Act of 1940 and of the auditor's reports relating thereto.

LN-Record            Location       Person to Contact      Retention
---------            --------       -----------------      ---------
Annual Reports       Finance        Eric Jones             Permanently, the first two
To Shareholders                                            years in an easily accessible
                                                           place

Semi-Annual          Finance        Eric Jones             Permanently, the first two
Reports                                                    years in an easily accessible
                                                           place

Form N-SAR           Finance        Eric Jones             Permanently, the first two
                                                           years in an easily accessible
                                                           place

(b) Every registered investment company shall maintain and keep current the following books, accounts, and other documents:

Type of Record
--------------

(1) Journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities (including sales and redemptions of its own securities), all receipts and deliveries of securities (including certificate numbers if such detail is not recorded by custodian or transfer agent), all receipts and disbursements of cash and all other debits and credits. Such records shall show for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered.

Purchases and Sales Journals
----------------------------
Daily reports                 CSRM        Nancy Alford     Permanently, the first two
of securities                                              years in an easily accessible
transactions                  Finance     Eric Jones       place

Portfolio Securities
----------------------

C--Port Purchase/             Finance     Eric Jones       Permanently, the first two
Sales Reports                                              years in an easily accessible
                                                           place

LN-Record                Location       Person to Contact     Retention
---------                --------       -----------------     ---------

Receipts and Deliveries of Securities (units)
---------------------------------------------

Not Applicable.

Portfolio Securities
--------------------

Not Applicable.

Receipts and Disbursements of Cash and other Debits and Credits
---------------------------------------------------------------

Daily Journals           CSRM           Nancy Alford          Permanently, the
                         Finance        Eric Jones            first two years in
                                                              an easily
                                                              accessible place

(2) General and auxiliary ledgers (or other record) reflecting all asset, liability, reserve, capital, income and expense accounts, including:

    (i) Separate ledger accounts (or other records) reflecting the following:
    (a)    Securities in transfer;
    (b)    Securities in physical possession;
    (c)    Securities borrowed and securities loaned;
    (d) Monies borrowed and monies loaned (together with a record of the collateral therefore and substitutions in such collateral);
    (e)    Dividends and interest received;
    (f)    Dividends receivable and interest accrued.

Instructions. (a) and (b) shall be stated in terms of securities quantities only; (c) and (d) shall be stated in dollar amounts and securities quantities as appropriate; (e) and (f) shall be stated in dollar amounts only.

General Ledger
--------------

LNL trial                Finance        Eric Jones            Permanently, the
Balance (5000                                                 first two years in
series)                                                       an easily
                                                              accessible place

Securities in Transfer
----------------------

Not Applicable.

Securities in Physical Possession
---------------------------------

Not Applicable.

Securities Borrowed and Loaned
------------------------------

Not Applicable.

Monies Borrowed and Loaned
--------------------------

Not Applicable.

Dividends and Interest Received
-------------------------------

LNL Trial                Finance        Eric Jones            Permanently, the
Balance (5000                                                 first two years in
series)                                                       an easily
                                                              accessible place


LN-Record                Location       Person to Contact     Retention
---------                --------       -----------------     ---------

Dividends Receivable and Interest Accrued
-----------------------------------------

LNL Trial                Finance        Eric Jones            Permanently, the
Balance (5000                                                 first two years in
series)                                                       an easily
                                                              accessible place

(ii) Separate ledger accounts (or other records) for each portfolio security, showing (as of trade dates), (a) the quantity and unit and aggregate price for each purchase, sale, receipt, and delivery of securities and commodities for such accounts, and (b) all other debits and credits for such accounts.

Securities positions and money balances in such ledger accounts (or other records) shall be brought forward periodically but not less frequently than at the end of fiscal quarters. Any portfolio security, the salability of which is conditioned, shall be so noted. A memorandum record shall be available setting forth, with respect to each portfolio security accounts, the amount and declaration, ex-dividend, and payment dates of each dividend declared thereon.

Ledger Account for each portfolio Security
------------------------------------------

Daily Report             Finance        Eric Jones            Permanently, the
of Securities                                                 first two years in
accessible                                                    an easily
transactions (Daily                                           accessible place
Trade File)

(iii) Separate ledger accounts (or other records) for each broker-dealer, bank or other person with or through which transactions in portfolio securities are affected, showing each purchase or sale of securities with or through such persons, including details as to the date of the purchase or sale, the quantity and unit and aggregate prices of such securities, and the commissions or other compensation paid to such persons. Purchases or sales effected during the same day at the same price may be aggregated.

Not Applicable.

(iv) Separate ledger accounts (or other records), which may be maintained by a transfer agent or registrar, showing for each shareholder of record of the investment company the number of shares of capital stock of the company held.
in respect of share accumulation accounts (arising from periodic investment plans, dividend reinvestment plans, deposit of issued shares by the owner thereof, etc.), details shall be available as to the dates and number of shares of each accumulation, and except with respect to already issued shares deposited by the owner thereof, prices of each such accumulation.

Shareholder Accounts
--------------------

Master file Record       Finance        Eric Jones            Permanently,
(Daily Trade File &      CSRM           Nancy Alford          the first two
                                                              years in an easily
Leg. Syst. Client Rept)                                       accessible place


(3) A securities record or ledger reflecting separately for each portfolio security as of trade date all "long" and "short" positions carried by the investment company for its own account and showing the location of all securities long and the off-setting position to all securities short. The record called for by this paragraph shall not be required in circumstances under which all portfolio securities are maintained by a bank or banks or a member or members of a national securities exchange as custodian under a custody agreement or as agent for such custodian.

LN-Record                Location       Person to Contact     Retention
---------                --------       -----------------     ---------

Not Applicable

(4) Corporate charters, certificates of incorporation or trust agreements, and bylaws, and minute books of stockholders' and directors' or trustees' meetings; and minute books of directors' or trustees' committee and advisory board or advisory committee meetings.

Corporate Documents
-------------------

Memorandum               Legal          Janet Lindenberg      Permanently, the
Establishing SA.                                              first two years in
                                                              an easily
                                                              accessible place

(5) A record of each brokerage order given by or in behalf of the investment company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record shall include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record shall indicate the name of the person who placed the order in behalf of the investment company.

Order Tickets
-------------

UIT applica-             CSRM           Nancy Alford          Six years, the
tions and                Finance        Eric Jones            first two years in
daily reports                                                 accessible
of securities                                                 place
transactions

(6) A record of all other portfolio purchase or sales showing details comparable to those prescribed in paragraph 5 above.

Commercial Paper
----------------

Not Applicable.

(7) A record of all puts, calls, spreads, straddles, and other options in which the investment company has any direct or indirect interest or which the investment company has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property (but not including open orders placed with broker-dealers for the purchase or sale of securities, which may be cancelled by the company on notices without penalty or cost of any kind); containing at least an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.

Record of Puts, Calls, Spreads, Etc.
------------------------------------

Not Applicable.

(8) A record of the proof of money balances in all ledger accounts (except shareholder accounts), in the form of trial balances. Such trial balances shall be prepared currently at least once a month.

LN-Record                Location       Person to Contact     Retention
---------                --------       -----------------     ---------

Trial Balance
-------------

LNL Trial                Finance        Eric Jones            Permanently, the
Balance (5000                                                 first two years in
series)                                                       an easily
                                                              accessible place

(9) A record for each fiscal quarter, which shall be completed within 10 days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter. The record shall indicate the consideration given to (a) sales of shares of the investment company by brokers or dealers, (b) the supplying of services or benefits by brokers or dealers to the investment company, its investment advisor or principal underwriter or any persons affiliated therewith, and (c) any other considerations other than the technical qualifications of the brokers and the dealers as such. The record shall show the nature of their services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sales orders and such division of brokerage commissions or other compensation. The record shall also include the identifies of the person responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

Not Applicable.

(10) A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept in the names of its members who participated in the authorization. There shall be retained a part of the record required by this paragraph any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities. The requirements of this paragraph are applicable to the extent they are not met by compliance with the requirements of paragraph 4 of this Rule 31a1(b).

Advisory                 Legal          Products and          Six years, the
Agreements                              Distribution,         first two years in
                                        LNL Law Division      an easily
                                                              accessible place

(11) Files of all advisory material received from the investment advisor, any advisory board or advisory committee, or any other persons from whom the investment company accepts investment advice publications distributed generally.

Not Applicable.

(12) The term "other records" as used in the expressions "journals (or other records of original entry)" and "ledger accounts (or other records)" shall be construed to include, where appropriate, copies of voucher checks, confirmations, or similar documents which reflect the information required by the applicable rule or rules in appropriate sequence and in permanent form, including similar records developed by the use of automatic data processing systems.

Correspondence           CSRM           Nancy Alford          Six years, the
                                                              first two years in
                                                              an easily
                                                              accessible place

LN-Record              Location         Person to Contact     Retention
---------              --------         -----------------     ---------

Proxy State-           CSRM             Nancy Alford          Six years, the
ments and                                                     first two years in
Proxy Cards                                                   an easily
                                                              accessible place


Pricing Sheets         Finance          Eric Jones            Permanently, the
                                                              first two years in
                                                              an easily
                                                              accessible place

Bank State-            Treasurers       Rusty Summers         Six years, the
ments                                                         first two years in
                                                              an easily
                                                              accessible place


                       March 16, 2000